UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.     )

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Ashford Inc.
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This Schedule 14A filing consists of the press release of Ashford Inc. (“Ashford”) dated November 4, 2015, announcing its financial results for the third quarter ended September 30, 2015.

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD REPORTS THIRD QUARTER 2015 RESULTS

Proposed Combination with Remington Rapidly Builds Operating Scale and Earnings Power of Platform

Assets Under Management Over $6 Billion at Quarter End

DALLAS, November 4, 2015 — Ashford (NYSE MKT: AINC) (the “Company”) today reported the following results and performance measures for the third quarter ended September 30, 2015. On November 12, 2014, the Company completed its spin-off from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Trust”), but the Company has presented its prior year financial statements in accordance with GAAP, which requires that historical carve-out financial statements be presented. Accordingly, the Company’s results for the prior year period may not be representative of results in future periods. Also, for the third quarter, the Company has consolidated the financial position and operating results of the private investment funds managed by Ashford Investment Management. The financial impact from this consolidation is adjusted out of the Company’s financials through the noncontrolling interests in consolidated entities line items on the Company’s income statement and balance sheet. Unless otherwise stated, all reported results compare the third quarter ended September 30, 2015, with the third quarter ended September 30, 2014 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

OVERVIEW

•                                          Fee based, low cap-ex business model

•                                          Diversified platform of multiple fee generators

•                                          Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•                                          On September 18, 2015, the Company announced that it entered into a definitive agreement for a business combination with Remington Holdings, LP (“Remington”) creating the only public, pure-play provider of asset and property management services to the lodging industry. The proposed combination is intended to rapidly build the operating scale and increase the earnings power of the Company.

•                                          Total revenue for the third quarter of 2015 was $14.5 million

•                                          Adjusted EBITDA for the third quarter was $4.0 million

•                                          Adjusted net income for the third quarter was $3.0 million, or $1.34 per diluted share

•                                          At the end of the third quarter 2015, the Company had approximately $6 billion of assets under management

•                                          As of September 30, 2015, the Company had cash and cash equivalents of $25.3 million

PROPOSED COMBINATION WITH REMINGTON

On September 18, 2015, the Company announced that it entered into a definitive agreement for a business combination with Remington creating the only public, pure-play provider of asset and property management services to the lodging industry. The proposed transaction is expected to be completed in the first quarter of 2016, and is subject to receiving an acceptable private letter ruling from the U.S. Internal Revenue Service, the Company’s stockholders’ approval, receipt of certain tax opinions, satisfaction of other tax related conditions and other customary closing conditions.

Remington is a premier hotel property and project management company with over 40 years of experience in the lodging industry, with a proven track record of outperforming other hotel property managers. It currently operates 93 hotels in 28 states with almost 18,000 hotel rooms and employs approximately 8,000 associates. Current brand operations include: Marriott, Renaissance, Residence Inn, Courtyard, Fairfield Inn, SpringHill Suites, Sheraton, Westin, Crowne Plaza, Hilton, Embassy Suites, Hyatt, Hampton Inn, Hilton Garden Inn, and Homewood Suites. In addition to branded hotels, Remington also operates several independent hotels and The Gallery™, Remington’s collection of independent luxury resort hotels. During 2015, Remington has added a net of 14 hotels to its property management portfolio reflecting growth of approximately 18% over 2014.

The proposed transaction values Remington at an estimated forward EBITDA multiple of 9.4x and is being structured as a Section 351 tax-free exchange for federal income tax purposes. Ashford is creating a new subsidiary structure that will acquire an 80% stake in Remington and all of Ashford’s existing business. The Remington sellers will retain a 20% interest in Remington. Approximately 3% of the consideration delivered to the Remington sellers, or $10 million, will be paid in cash over 4 years in equal quarterly installments of $625,000. Ashford’s new subsidiary will issue $230 million of participating convertible preferred securities with a dividend rate of 6.625% with a conversion premium 85% above Ashford’s September 17, 2015 common stock price and 916,500 shares of its nonvoting common stock (assuming a $100 stock price - 54% above Ashford’s September 17, 2015 common stock price) to the Remington sellers. Ashford will retain 100% of the subsidiary’s voting common stock. The subsidiary preferred and common stock and the retained 20% interest in Remington will be subject to certain put, call and/or conversion rights. The subsidiary common stock is intended to be economically equivalent to Ashford’s common stock. This structure further enhances the strong alignment of management with the interests of Ashford’s shareholders.

The transaction is expected to be immediately accretive to Ashford’s normalized adjusted net income per share by approximately 17% on a GAAP basis and by approximately 53% on a hypothetical “as-converted” basis.

FINANCIAL RESULTS

For the third quarter ended September 30, 2015, advisory services revenue totaled $14.3 million, including $10.8 million from Trust and $3.5 million from Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Prime”).

Net income attributable to the Company for the third quarter of 2015 totaled $0.05 million, or $0.03 per share, compared with a loss of $8.7 million, or $4.39 per diluted share for the third quarter of 2014.

Adjusted EBITDA for the third quarter of 2015 was $4.0 million, compared with a loss of $4.4 million for the third quarter of 2014.

Adjusted net income for the third quarter of 2015 was $3.0 million, or $1.34 per diluted share, compared with a loss of $4.4 million, or $2.24 per diluted share, for the third quarter of 2014.

CAPITAL STRUCTURE

At the end of the third quarter 2015, the Company had approximately $6 billion of assets under management from its managed companies, and cash and cash equivalents of $25.3 million.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•                                          In July, Trust closed on the acquisition of the 237-room W Atlanta Downtown hotel for total consideration of $56.8 million

•                                          Trust financed the property with a $40.5 million non-recourse mortgage loan

•                                          In July, Trust announced it had completed the conversion of the 260-room Beverly Hills Marriott, formerly the Crowne Plaza Beverly Hills, following an extensive $26.0 million renovation

•                                          In July, Trust distributed the remaining shares that it owned of Prime to its shareholders through a pro-rata, taxable dividend which equated to approximately 0.04 shares of Prime common stock for every share of Trust common stock owned. Trust no longer has any ownership interest in Prime.

•                                          The sale process for Trust’s 24 select-service hotel portfolio is on track with anticipated closing in the first quarter of 2016

ASHFORD PRIME HIGHLIGHTS

•                                          In July, Prime acquired the leasehold interest in the award-winning 62-room Bardessono Hotel and Spa in Yountville, CA for $85.0 million

•                                          The Company provided $2.0 million in key money consideration for the acquisition

•                                          In August, Prime announced that the Independent Directors of the Board made the decision to explore a full range of strategic alternatives, including a possible sale of the company.

ASHFORD INVESTMENT MANAGEMENT HIGHLIGHTS

•                                          Current assets under management are approximately $150 million

“In addition to another quarter of solid performance, we announced a transformational business combination with Remington,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “This combination will create the only public, pure-play provider of asset and property management services to the lodging industry. Complementing Ashford’s asset management platform, we expect this transaction will rapidly build operating scale and earnings power with little cash consideration and should significantly accelerate Ashford’s growth, driving meaningful value creation for our shareholders.”

INVESTOR CONFERENCE CALL AND SIMULCAST

The Company will conduct a conference call on Thursday, November 5, 2015, at 12:00 p.m. ET. The number to call for this interactive teleconference is (785) 424-1667. A replay of the conference call will be available through Thursday, November 12, 2015, by dialing (719) 457-0820 and entering the confirmation number, 153608.

The Company will also provide an online simulcast and rebroadcast of its third quarter 2015 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company’s web site, www.ashfordinc.com on Thursday, November 5, 2015, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information included as part of our Registration Statement on Form 10, as amended.

* * * * *

Ashford is a global asset management company focused on managing real estate, hospitality, and securities platforms.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

In connection with the proposed transaction with Remington, Ashford will file with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A. Additionally, Ashford files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at the Ashford’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Ashford and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ashford’s stockholders with respect to the transaction. Information about Ashford’s directors and executive officers and their ownership of its common stock is set forth in the definitive proxy statement and the proxy statement for Ashford’s 2015 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 17, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials filed with Securities and Exchange Commission in connection with the transaction.

ASHFORD INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share amounts)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$25,321	$29,597
Restricted cash	6,547	3,337
Investments in securities	116,176	—
Prepaid expenses and other	804	1,360
Receivables	216	—
Due from Ashford Trust OP, net	5,893	8,202
Due from Ashford Prime OP	2,441	2,546
Deferred tax assets	746	—
Total current assets	158,144	45,042
Investments in unconsolidated entities	2,456	—
Furniture, fixtures and equipment, net	6,464	4,188
Deferred tax assets	2,757	—
Other assets	4,000	—
Total assets	$173,821	$49,230
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,782	$9,307
Due to affiliates	760	1,313
Liabilities associated with investments in securities	13,418	—
Deferred compensation plan	29	175
Other liabilities	6,547	3,337
Total current liabilities	31,536	14,132
Accrued expenses	212	—
Deferred income	344	—
Deferred compensation plan	13,352	19,780
Total liabilities	45,444	33,912

Redeemable noncontrolling interests in Ashford LLC	286	424

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at September 30, 2015, and December 31, 2014	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,010,808 and 1,986,851 shares issued and 2,010,104 and 1,986,851 shares outstanding at September 30, 2015, and December 31, 2014, respectively	20	20
Additional paid-in capital	233,831	228,003
Accumulated deficit	(207,673)	(213,042)
Treasury stock, at cost, 704 shares at September 30, 2015	(87)	—
Total stockholders’ equity of the Company	26,091	14,981
Noncontrolling interests in consolidated entities	102,000	(87)
Total equity	128,091	14,894
Total liabilities and equity	$173,821	$49,230

ASHFORD INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUE
Advisory services:
Base advisory fee	$10,847	$2,249	$31,731	$6,458
Advisory services — other services	2,090	340	6,384	1,246
Non-cash stock/unit-based compensation	1,403	431	3,637	1,541
Other	156	—	351	—
Total revenue	14,496	3,020	42,103	9,245
EXPENSES
Salaries and benefits	1,952	5,960	14,278	18,555
Non-cash stock/unit-based compensation	4,772	4,608	15,877	17,948
Depreciation	(12)	84	516	258
General and administrative	6,507	1,230	14,929	3,599
Total operating expenses	13,219	11,882	45,600	40,360
OPERATING INCOME (LOSS)	1,277	(8,862)	(3,497)	(31,115)
Unrealized loss on investment in unconsolidated entity	(1,954)	—	(3,020)	—
Interest income	150	—	202	—
Dividend income	360	—	532	—
Unrealized loss on investments	(7,861)	—	(10,851)	—
Realized gain on investments	35	—	1,070	—
Other expenses	(125)	—	(135)	—
LOSS BEFORE INCOME TAXES	(8,118)	(8,862)	(15,699)	(31,115)
Income tax expense	(1,036)	(9)	(1,500)	(44)
NET LOSS	(9,154)	(8,871)	(17,199)	(31,159)
Loss from consolidated entities attributable to noncontrolling interests	9,208	170	13,323	170
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	—	—	10	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$54	$(8,701)	$(3,866)	$(30,989)

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$0.03	$(4.39)	$(1.95)	$(15.64)
Weighted average common shares outstanding — basic	1,991	1,981	1,986	1,981
Diluted:
Net loss attributable to common stockholders	$(2.26)	$(4.39)	$(4.70)	$(15.64)
Weighted average common shares outstanding — diluted	2,202	1,981	2,198	1,981

ASHFORD INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		June 30,
	2015	2014	2015	2014
Net loss	$(9,154)	$(8,871)	$(17,199)	$(31,159)
Loss from consolidated entities attributable to noncontrolling interests	9,208	170	13,323	170
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	—	—	10	—
Net income (loss) attributable to the Company	54	(8,701)	(3,866)	(30,989)
Depreciation	(12)	84	516	258
Income tax expense	1,036	9	1,500	44
Unrealized loss on investment in unconsolidated entity (net of noncontrolling interest)	1,172	—	1,812	—
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	—	—	(10)	—
EBITDA	2,250	(8,608)	(48)	(30,687)
Equity-based compensation	3,369	4,177	12,240	16,407
Market change in deferred compensation plan	(5,035)	—	(6,457)	—
Transaction costs	3,423	—	4,793	—
Adjusted EBITDA	$4,007	$(4,431)	$10,528	$(14,280)

ASHFORD INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(9,154)	$(8,871)	$(17,199)	$(31,159)
Loss from consolidated entities attributable to noncontrolling interests	9,208	170	13,323	170
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	—	—	10	—
Net income (loss) attributable to common stockholders	54	(8,701)	(3,866)	(30,989)
Depreciation	(12)	84	516	258
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	—	—	(10)	—
Equity-based compensation	3,369	4,177	12,240	16,407
Unrealized loss on investment in unconsolidated entity (net of noncontrolling interest)	1,172	—	1,812	—
Market change in deferred compensation plan	(5,035)	—	(6,457)	—
Transaction costs	3,423	—	4,793	—
Adjusted net income (loss)	$2,971	$(4,440)	$9,028	$(14,324)
Adjusted net income (loss) per diluted share available to common stockholders	$1.34	$(2.24)	$4.02	$(7.23)
Weighted average diluted shares(1)	2,209	1,981	2,248	1,981

(1) Due to their anti-dilutive nature, 2014 weighted average diluted shares does not include 5 unvested restricted shares, 5 Ashford LLC units, and 212 shares associated with the deferred compensation plan.

Additional Information and Where to Find It

In connection with the proposed transaction with Remington Holdings, LP described in the press release, Ashford will file a proxy statement with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, TX, 75254 or from Ashford’s website at www.ashfordinc.com.

Ashford and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders that will occur in connection with the transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Ashford’s proxy statements and its Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to Ashford at the address above, or at www.ashfordinc.com.

Safe Harbor for Forward-Looking Statements

This document contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations or beliefs about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. These include uncertainties regarding whether the transactions contemplated by the agreement for a business combination with Remington will be consummated upon the terms contemplated by the such agreement or at all, whether Ashford’s shareholders will approve the transaction and whether the other conditions to consummate the transaction will be satisfied. Further information and risks regarding factors that could affect Ashford’s business, operations, financial results or financial positions are discussed from time to time in Ashford’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2014. The shareholders of Ashford and other readers are cautioned not to put undue reliance on any forward-looking statements. Ashford undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.